NEWS RELEASE

Contact:
Michele Long                            Michael Pici
Senior Director – Communications                VP – Financial Planning & Investor Relations
Phone (610) 251-1000                        Phone (610) 251-1000
mmlong@triumphgroup.com                     mpici@triumphgroup.com

TRIUMPH EXPLORING STRATEGIC ALTERNATIVES FOR AEROSPACE STRUCTURES

BERWYN, Pa. – April 4, 2019 – Triumph Group, Inc. (NYSE: TGI) announced today that it is exploring strategic alternatives for its Aerospace Structures business unit as part of its continued portfolio reshaping, debt reduction and cash generation efforts. Building on divestitures, plant consolidations, and program restructuring over the last three years, this decision reflects Triumph’s commitment to simplifying the company and enabling predictable and profitable growth in its core Systems, Aftermarket and Interiors businesses. Triumph has engaged Citigroup Global Markets Inc. as financial advisor for the strategic alternatives review process.

“Aerospace Structures has made significant operational improvements over the last several years while updating its mix of programs and sites to reduce risk to both customers and Triumph shareholders,” said Daniel J. Crowley, Triumph’s president and chief executive officer. “These actions expand the option set for Aerospace Structures’ future as their dedicated employees and suppliers continue to deliver on customer commitments and field new technologies and automation to enhance their competitiveness.”

There can be no assurance that the strategic alternatives review process will result in one or more transactions or other strategic change or outcome. The company has not set a timetable for the conclusion of its review of strategic alternatives, and it does not intend to comment further unless and until the board has approved a specific course of action or the company has otherwise determined that further disclosure is appropriate or required by law.

Triumph Aerospace Structures manufactures a variety of world-class aircraft composite and metallic structures and components for wing assemblies, fuselages, empennage and nacelles. Employing the latest technologies, automated equipment, expertise in structural analysis and design, and advanced thermoplastics and high-temperature materials, its people and products are well respected and heavily relied upon by both commercial and military OEMs.

About Triumph Group:
Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Cautionary Statement Regarding Forward Looking Statements:
Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, competitive and cyclical factors relating to the aerospace industry, dependence of some of our businesses on key customers, requirements of capital, product liabilities in excess of insurance, uncertainties relating to the integration of acquired businesses, ability to identify and execute on appropriate strategic alternatives for all or part of the Aerospace Structures business, divestitures of certain businesses, general economic conditions affecting our business segment, technological developments, limited availability of raw materials or skilled personnel, changes in governmental regulation and oversight, and international hostilities and terrorism. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the Securities and Exchange Commission on May 22, 2018, in Item 1A (Risk Factors) of our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018, filed with the Securities and Exchange Commission on February 7, 2019, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Triumph expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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